UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
NANOPHASE TECHNOLOGIES CORPORATION

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1319 Marquette Drive
Romeoville, Illinois 60446
June 23, 2006
Dear Stockholder:
      On behalf of the Board of Directors, I invite you to attend the 2006 Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, on Monday, July 24, 2006 at 9:30 a.m., local time. The formal notice of the Annual Meeting appears on the following page.
      The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.
      Whether or not you choose to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.
      You are welcome to attend the July 24, 2006 meeting, and I urge you to return your proxy card as soon as possible.

Sincerely,

Joseph E. Cross
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 24, 2006

To the Stockholders of
Nanophase Technologies Corporation:
      The Annual Meeting of Stockholders of Nanophase Technologies Corporation (the “Company”) will be held at 9:30 a.m., Chicago time, on Monday, July 24, 2006, at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, for the following purposes:

(1) To elect two Class III directors to the Company’s Board of Directors;

(2) To authorize an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 to 30,000,000;

(3) To authorize an amendment to the 2004 Equity Compensation Plan (the “Plan”) to (a) increase to 1,200,000 the aggregate number of shares available to be issued under the Plan, (b) increase the annual limit on the number of shares available to be issued under the Plan to 300,000 (subject to existing exceptions contained in the Plan), and (c) decrease the cap on grants to any individual in any year to 10% of any class; and

(4) To transact such other business as may properly come before the meeting or any adjournments thereof.
The foregoing items of business are more fully described in the accompanying Proxy Statement.
      The Board of Directors has fixed the close of business on May 30, 2006 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Jess Jankowski
Secretary
Romeoville, Illinois
June 23, 2006
ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

PROXY STATEMENT
ELECTION OF DIRECTORS
NOMINEES
OTHER DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 3 AMENDMENT TO THE 2004 EQUITY COMPENSATION PLAN
MISCELLANEOUS AND OTHER MATTERS

NANOPHASE TECHNOLOGIES CORPORATION
1319 Marquette Drive
Romeoville, Illinois 60446
(630) 771-6708

PROXY STATEMENT

       The accompanying proxy is solicited by the Board of Directors (the “Board of Directors”) of Nanophase Technologies Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:30 a.m., Chicago time, Monday, July 24, 2006, at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, and any adjournments thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about June 23, 2006.
      Record Date and Outstanding Shares — The Board of Directors has fixed the close of business on May 30, 2006, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 18,004,464 shares of Common Stock, par value $.01 per share (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.
      Voting of Proxies — Joseph E. Cross and Jess Jankowski, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Cross and Jankowski are executive officers of the Company and Mr. Cross is also a director of the Company. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy).
      Required Vote — The vote of a plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for Class III director. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Company’s Certificate of Incorporation increasing the Company’s authorized Common Stock. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to approve the amendment to the Company’s 2004 Equity Compensation Plan. Stockholders will not be allowed to cumulate their votes in the election of directors.
      Quorum; Abstentions and Broker Non-Votes — The required quorum for transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the vote for directors. With respect to approving the amendment to the Company’s Certificate of Incorporation, abstentions and broker non-votes will be considered present and entitled to vote and will have the same effect as votes “Against” such proposal. With respect to approving the amendment to the Company’s 2004 Equity Compensation Plan, abstentions will be considered present and entitled to vote and will have the same effect as votes “Against” such proposal, while broker non-votes will not be considered present and entitled to vote and will have no effect on such proposal.

      Annual Report to Stockholders — The Company’s Annual Report to Stockholders for the year ended December 31, 2005, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.
PROPOSAL 1
ELECTION OF DIRECTORS
      The Company’s Board of Directors currently consists of seven directors. Article VI of the Company’s Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, two directors of Class III will be elected for a term of three years expiring at the Company’s 2009 Annual Meeting of Stockholders. The nominees are presently serving as directors of the Company. See “Nominees” below.
      The five directors whose terms of office do not expire in 2006 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below.
      If at the time of the Annual Meeting the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as a director if elected.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW.
NOMINEES
      The names of the nominees for the office of director, together with certain information concerning such nominees, is set forth below:

	Served as
Name	Director Since	Age	Position with Company

Donald S. Perkins	1998	79	Chairman of the Board of Directors
Jerry K. Pearlman	1999	67	Director
      Mr. Perkins has served as a director of the Company since February 1998. Mr. Perkins retired from Jewel Companies, Inc., the retail supermarket and drug chain, in 1983. He had been with Jewel since 1953, serving as President from 1965 to 1970, as Chairman of the Board of Directors from 1970 to 1980, and as Chairman of the Executive Committee until his retirement. He has served on a number of corporate boards and is currently a director of LaSalle Hotel Properties and La Salle U.S. Realty Income and Growth Funds II and III. For more than 30 years, he has served on corporate boards including AT&T, Aon, Corning, Cummins Engine, Eastman Kodak, Firestone, Inland Steel Industries, Kmart, Lucent Technologies, The Putnam Funds, Springs Industries and Time-Warner, Inc. He is Protector of the Thyssen-Bornemisza Continuity Trust. He has served as a Trustee of The Ford Foundation and The Brookings Institution and as a member of The Business Council. Mr. Perkins is a life trustee and was Vice Chairman of the Board of Trustees of Northwestern University. He co-chaired Campaign/Northwestern, a university-wide effort which has raised more than $1.5 billion. He is also a member of the Civic Committee of The Commercial Club of Chicago, RoundTable Healthcare Partners L.P. Advisory Boards, Northwestern University’s School of Communication and School of Education and Social Policy Advisory Boards. Mr. Perkins holds a B.A. degree from Yale University and an M.B.A. degree from the Harvard Graduate School of Business Administration.
      Mr. Pearlman has served as a director of the Company since April 1999. Mr. Pearlman retired as Chairman of Zenith Electronics Corporation in November 1995. He joined Zenith as controller in 1971 and served as chief executive officer from 1983 through April 1995. Mr. Pearlman is a director of Smurfit Stone Container Corporation and Ryerson Inc. He is a trustee of Northwestern University and a life director and past chairman of the board of Evanston Northwestern Healthcare. Mr. Pearlman graduated from Princeton with honors from the Woodrow Wilson School and from Harvard Business School with highest honors.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS.
OTHER DIRECTORS
      The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are duly elected and qualified.

			Served as	Term
Name	Age	Position with Company	Director Since	Expires	Class

James A. McClung	68	Director	2000	2007	I
James A. Henderson	71	Director	2001	2007	I
R. Janet Whitmore	51	Director	2003	2007	I
Richard W. Siegel, Ph D.	69	Director	1989	2008	II
Joseph E. Cross	58	Director, President and Chief Executive Officer	1998	2008	II
      Mr. McClung has served as a director of the Company since February 2000. He retired as Senior Vice President and executive officer for FMC Corporation, a leading producer of a diversified portfolio of chemicals and machinery. He has over 30 years of international business development experience in over 75 countries, having managed and developed new technologies and production processes for diversified global businesses, including specialized chemicals and machinery, while living in the United States, Europe and Africa. Mr. McClung currently serves as Corporate Board member of Alticor (Amway), Beaulieu of America Corporation, NCCI Holdings and Hu-Friedy. He was a founding member of the U.S.-Russia Business Council and is active in other international business organizations, such as the Japan American Society, Chicago Council of Foreign Relations and the Economic Club of Chicago. He serves as a board director at Thunderbird: The Garvin School of International Management and the College of Wooster (Ohio). Mr. McClung earned a Bachelor’s degree from the College of Wooster, a Master’s degree from the University of Kansas and a Doctorate from Michigan State University.
      Mr. Henderson has served as a director of the Company since July 2001. He retired as Chairman and Chief Executive Officer of Cummins Engine Company in December 1999, after joining the company in 1964. Mr. Henderson became President and Chief Operating Officer of Cummins in 1977, was promoted to President and Chief Executive Officer in 1994 and served as Chairman and Chief Executive Officer from 1995 until his retirement in 1999. Mr. Henderson attended Culver Military Academy, holds an A.B. in public and international affairs from Princeton University and an M.B.A. from Harvard Business School. Mr. Henderson currently serves as a member of the Board of Directors of ATT Inc., International Paper and Ryerson Inc. He serves as Chairman of the Board of the Culver Education Foundation and is a past Chair of the Executive Committee of the Princeton University Board of trustees.
      Ms. Whitmore joined the board in November 2003. She is currently a director of Silverleaf Resorts, Inc., where she serves as Chairman of the Compensation Committee and as a member of the Audit Committee. She is a former director of Epoch Biosciences, a supplier of proprietary products used to accelerate genomic analysis. Ms. Whitmore is Founder of Benton Consulting, LLC, which specializes in business development and processes. From 1976 through 1999, Ms. Whitmore held numerous engineering and finance positions at Mobil Corporation, including Mobil’s Chief Financial Analyst and Controller of Mobil’s Global Petrochemicals Division. Ms. Whitmore holds a Bachelor of Science degree in Chemical Engineering from Purdue University and an M.B.A. from Lewis University.

      Dr. Siegel is a co-founder of the Company and has served as a director of the Company since 1989. Dr. Siegel served as a consultant to the Company from 1990 to 2002 with regard to the application and commercialization of nanocrystalline materials. Dr. Siegel is an internationally recognized scientist in the field of nanocrystalline materials. During his tenure on the research staff at Argonne National Laboratory from July 1974 to May 1995, he was the principal scientist engaged in research with the laboratory-scale synthesis process that was the progenitor of the Company’s physical-vapor-synthesis production system. Dr. Siegel has been the Robert W. Hunt Professor in Materials Science and Engineering at Rensselaer Polytechnic Institute since June 1995, and served as Department Head from 1995 to 2000. In April 2001, Dr. Siegel became the founding Director of the newly created Rensselaer Nanotechnology Center at the Institute. During 1995-1998, he was also a visiting professor at the Max Planck Institute for Microstructure Physics in Germany on an Alexander von Humboldt Research Prize received in 1994. During 2003-2004 he was a visiting professor in Japan on a RIKEN Eminent Scientist Award. He chaired the World Technology Evaluation Center worldwide study of nanostructure science and technology for the U.S. government, has served on the Council of the Materials Research Society and as Chairman of the International Committee on Nanostructured Materials. He also served on the Committee on Materials with Sub-Micron Sized Microstructures of the National Materials Advisory Board and was the co-chairman of the Study Panel on Clusters and Cluster-Assembled Materials for the U.S. Department of Energy. He currently serves on the Nanotechnology Technical Advisory Group to the U.S. President’s Council of Advisors on Science and Technology. Dr. Siegel holds an A.B. degree in physics from Williams College and an M.S. degree and Ph.D. from the University of Illinois at Urbana-Champaign.
      Mr. Cross has served as Chief Executive Officer of the Company since December 1998 and President and a director of the Company since joining the Company in November 1998. Prior to joining the Company in November 1998, Mr. Cross served as President and Chief Executive Officer of Aptech, a manufacturer of measurement, metering and control devices for the utility industry, from August 1996 to October 1998. From December 1993 to July 1996, Mr. Cross served as President of Aegis Technologies, an interactive telecommunications company. He holds a B.S. degree from Southwest Missouri University and attended the M.B.A. program at Southwest Missouri University.
      Director Compensation — Upon first being elected to the Board of Directors, each director of the Company who is not an employee or consultant of the Company (an “Outside Director”) is granted stock options to purchase 10,000 shares of common stock at the fair market value of the common stock, as determined by a committee appointed by the Board of Directors, as of the date of issuance of such stock options. This initial option grant to an Outside Director vests over five years. Prior to 2004, on or after the date of each annual meeting of the stockholders of the Company, each Outside Director who was re-elected or continued to serve as an Outside Director because his or her term had not expired was granted stock options to purchase 2,000 shares of common stock provided that such grant was not made to an Outside Director who was first elected to the Board of Directors within three months prior to such annual meeting. The options granted annually to Outside Directors vest in three equal annual installments beginning on the first anniversary of the date of grant. All options granted to Outside Directors expire ten years from the date of grant.
      Prior to 2004, the Company also paid Outside Directors a combination of restricted common stock and cash so that the total value of the compensation equaled approximately $25,000 per year. In 2005 and 2004, the Company paid $6,250 quarterly, which amounted to an annual total of $25,000 per Outside Director, in cash compensation for services performed in their capacity as directors. No stock based awards were issued to Outside Directors in 2005 and 2004. Beginning in 2004, Mr. McClung’s cash compensation is being paid to Lismore International, Incorporated.
      On January 17, 2003, the Company granted 4,870 restricted shares of common stock to each of Donald Perkins, Richard Siegel, Jerry Pearlman, James McClung and James Henderson. The Company also agreed to issue a cash payment of $10,000 as part of 2003 compensation to its outside directors. All Outside Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

      In 2005, the Company adopted, and the Shareholders’ approved, the Nanophase Technologies Corporation 2005 Non-Employee Director Restricted Stock Plan (the “Director Restricted Stock Plan”) which reserves 150,000 shares of the Company’s common stock to be issued to Outside Directors in the form of restricted shares. In 2005, no awards were made under the Director Restricted Stock Plan. In 2005, the Company also adopted the Nanophase Technologies Corporation Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”) which permits an Outside Director to defer the receipt of director fees until separation from service or the Company undergoes a change in control. The Company amended the Director Restricted Stock Plan in 2005 to permit an Outside Director to defer receipt of restricted stock granted under it. The deferred restricted shares are accounted for under the Director Deferred Compensation Plan and issued upon separation from service or the Company’s change in control. Under the Director Deferred Compensation Plan, the deferred fees that would have been paid in cash are deemed invested in 5 year U.S. Treasury Bonds during the deferral period. The accumulated hypothetical earnings are paid following the Outside Director’s separation from service or the Company’s change in control. The deferred fees that would have been paid as restricted shares are deemed invested in common stock of the Company during the deferral period. The Director Deferred Compensation Plan is an unfunded, nonqualified deferred compensation arrangement. In 2005, no amounts were deferred under the Director Deferred Compensation Plan.
      Meetings of the Board and Committees — During the year ended December 31, 2005, the Board of Directors held thirteen formal meetings. No director missed more than one board and committee meeting held during 2005 (for all committees on which a particular director served).
      Committees of the Board of Directors — The Board of Directors has established an Audit and Finance Committee, Compensation and Governance Committee and a Nominating Committee each comprised entirely of independent directors who are not officers or employees of the Company. The members of the Audit and Finance Committee are Mr. McClung (Chairman), Mr. Pearlman and Mr. Perkins. The members of the Compensation and Governance Committee are Mr. Pearlman (Chairman), Mr. Henderson and Mr. Perkins. The members of the Nominating Committee are Mr. Henderson (Chairman), Mr. McClung, Mr. Pearlman, Mr. Perkins and Dr. Siegel.
      The Audit and Finance Committee generally has responsibility for retaining the Company’s independent public auditors, reviewing the plan and scope of the accountants’ annual audit, reviewing the Company’s internal control functions and financial management policies and reporting to the Board of Directors regarding all of the foregoing. The Audit and Finance Committee held seven formal meetings in 2005. The Board of Directors has determined that Mr. Pearlman and Mr. Perkins, both of whom serve on the Audit and Finance Committee, are “audit committee financial experts” as described in applicable SEC rules. Each member of the Audit and Finance Committee is independent, as defined in Rule 4200(a) (15) of the National Association of Securities Dealers’ listing standards and applicable SEC rules.
      The Compensation and Governance Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive and key employee compensation, reviewing the Company’s executive compensation and general corporate governance policies and reporting to the Board of Directors regarding the foregoing. The Compensation and Governance Committee also has responsibility for administering the 2004 Equity Compensation Plan, determining the number of options, if any, to be granted to the Company’s employees and consultants pursuant to the 2004 Equity Compensation Plan and reporting to the Board of Directors regarding the foregoing. The Compensation and Governance Committee held five formal meetings in 2005.
      The Nominating Committee generally has responsibility for nominating candidates to serve on the Board of Directors. All members of the Nominating Committee are independent. The Nominating Committee was formed in 2004 and held one formal meeting in 2005.
      Communications with the Board of Directors — Any stockholder desiring to communicate with the Board of Directors or one or more of its directors may send a letter addressed to the Board of Directors or the applicable directors in care of the Corporate Secretary at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446. All such communications must have the sender’s name, address, telephone number and e-mail address, if any, as well as a statement of the type and amount of the Company’s securities the sender holds and any other interest of the sender in the subject of the communication or, if the sender is not a stockholder of the Company, a statement of the nature of the sender’s interest in the Company. Communications will be forwarded to the proper recipient unless they (a) concern individual grievances or other interests that could not reasonably be construed to be of concern to the stockholders or other constituencies of the Company, (b) advocate the Company’s engaging in illegal activities, (c) contain offensive, scurrilous or abusive content, or (d) have no rational relevance to the business or operations of the Company.
      Directors’ Attendance at Annual Meetings — When a director is unable to attend an Annual Meeting of Stockholders in person, but is able to attend by electronic conferencing, the Company will arrange for the director to participate by means such that the director can hear and be heard by those present at the meeting. The entire Board of Directors attended the Company’s 2005 Annual Meeting of Stockholders.
EXECUTIVE OFFICERS
      The table below identifies executive officers of the Company who are not identified in the tables entitled “Election of Directors — Nominees” or “— Other Directors.”

Name	Age	Position

Jess Jankowski	40	Chief Financial Officer, Vice President of Finance, Secretary and Treasurer
Robert Haines	55	Vice President — Operations
Daniel S. Bilicki	62	Vice President — Sales and Marketing
Richard W. Brotzman, Ph.D.	53	Vice President — Research and Development
      Mr. Jankowski has served as Controller of the Company since joining in 1995. He was elected Secretary and Treasurer in November 1999, Acting Chief Financial Officer in January 2000 and Vice President in April of 2002 and Vice President of Finance and Chief Financial Officer in April of 2004. From 1990-1995 he served as Controller for two building contractors in the Chicago area. From 1986 to 1990 he worked for Kemper Financial Services in their accounting control corporate compliance unit, serving as unit supervisor during his last two years. Mr. Jankowski holds a B.S. in accountancy from Northern Illinois University, an M.B.A. from Loyola University, and received his certified public accountant certificate from the State of Illinois. He has served on the advisory board of WESTEC, an Illinois Technology Enterprise Center focusing on the commercialization of advanced manufacturing technologies, since 2003. Mr. Jankowski was appointed to the Romeoville Economic Development Commission in 2004.
      Mr. Haines joined Nanophase Technologies in January 2001 as Vice President of Operations. Beginning in 1996 and prior to joining Nanophase, he served as Corporate Director of Quality at Legrand North America. Previous experience includes two years as Vice President of Operations for Aegis Technologies and eight years with Digital Equipment Corporation. Mr. Haines has a B.S. in Chemistry/ Engineering Physics from East Tennessee State University.
      Mr. Bilicki has served as Vice President — Sales and Marketing of the Company since joining the Company in March 1999. From January 1996 until March 1999, Mr. Bilicki served as President/ Director of PT Crosfield Indonesia in Jakarta, Indonesia, a subsidiary of Crosfield Company, which is a global chemical company. From January 1994 to December 1995, Mr. Bilicki held the position of President/ Director North America of Crosfield Company. He holds a B.S. degree from Indiana Institute of Technology and an M.B.A. degree from Winthrop University.
      Dr. Brotzman joined the Company in July 1994 as a senior scientist and has served as Vice President — Research and Development of the Company since July 1996. He is the inventor of much of the Company’s coating technology. Dr. Brotzman has 15 years experience in research and development of advanced materials leading to new products. His technical areas of expertise include interfacial adhesion and chemistry, self-assembled polymeric coatings, nanosized inorganic powders, powder processing, reactive coupling agents, solgel derived protective coatings, non-destructive evaluation of composites, neo-debye relaxation in green inorganic gels, asymmetric membranes and plasma processing. From January 1991 to July 1994, Dr. Brotzman served as Director of Research at TPL, Inc., an advanced materials company. He holds a B.S. degree in chemical engineering from Lafayette College, an M.S. degree in engineering and applied science from the University of California, Davis and a Ph.D. in chemistry from the University of Washington.
      The Board of Directors elects executive officers annually, and such executive officers, subject to the terms of certain employment agreements, serve at the discretion of the Board of Directors. Messrs. Cross, Jankowski, Bilicki, Haines and Dr. Brotzman each have employment agreements with the Company. See “Executive Compensation — Employment.” There are no family relationships among any of the directors or officers of the Company.
EXECUTIVE COMPENSATION
      The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2005, 2004 and 2003 of those persons who were (1) during 2005, the chief executive officer of the Company and (2) on December 31, 2005, the four other most highly compensated (based upon combined salary and bonus) executive officers of the Company whose total salary and bonus exceeded $100,000 during 2005 (collectively, the “Named Officers”).

I.	Summary Compensation Table

					Long-Term
					Compensation Awards		Payouts
		Annual Compensation
					Restricted	Securities
Name and				Other Annual	Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary ($)	Bonus ($)(1)	Compensation ($)	Awards(s) ($)	Options	Payouts ($)	Compensation ($)

Joseph E. Cross	2005	$320,000	$30,000	$0	$15,075	15,000	$0	$0
President and Chief	2004	320,000	15,000	0	13,875	20,000	0	0
Executive Officer	2003	305,000	0	0	0	50,000	0	0
Daniel S. Bilicki	2005	$212,000	$8,000	$0	$9,045	9,000	$0	$0
Vice President Sales	2004	212,000	10,000	0	8,325	12,300	0	0
and Marketing	2003	205,000	0	0	0	21,000	0	0
Robert Haines	2005	$202,000	$20,000	$0	$9,045	10,000	$0	$0
Vice President	2004	202,000	15,000	0	8,325	14,000	0	0
Operations	2003	192,500	20,000	0	0	30,000	0	0
Richard Brotzman, Ph.D.	2005	$184,000	$15,000	$0	$9,045	10,000	$0	$0
Vice President Research	2004	184,000	10,000	0	8,325	14,000	0	0
and Development	2003	175,000	0	0	0	20,000	0	0
Jess Jankowski	2005	$167,500	$10,000	$0	$9,045	10,000	$0	$0
Chief Financial Officer,	2004	167,500	10,000	0	8,325	14,000	0	0
Vice President of	2003	137,500	0	0	0	18,000	0	0
Finance, Secretary and Treasurer

(1)	See the Long-Term Incentive Awards Table below for additional performance compensation granted in 2005.

      OPTION GRANTS IN 2005 — The following table provides information on grants of stock options to the Named Officers during 2005. No stock appreciation rights were granted to the Named Officers during 2005.

		Individual Grants			Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term(2)
	Options	Employees in	Base Price	Expiration
Name	Granted (#)(1)	Fiscal Year	($/SH)	Date	50% ($)	10% ($)

Joseph E. Cross	15,000	15.00%	$6.03	09/27/15	$5,125,353	$144,154
Robert Haines	10,000	10.00%	6.03	09/27/15	3,416,902	96,103
Daniel S. Bilicki	9,000	9.00%	6.03	09/27/15	3,075,212	86,492
Richard Brotzman, Ph.D.	10,000	10.00%	6.03	09/27/15	3,416,902	96,103
Jess Jankowski	10,000	10.00%	6.03	09/27/15	3,416,902	96,103

(1)	Options were granted under the 2004 Equity Compensation Plan and have a grant price that is equal to the fair market value on the date of grant. These options are all non-qualified stock options. Subject to certain restrictions, these options become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant. These options were granted on September 27, 2005.

(2)	Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, as mandated by the SEC. Actual gains will be dependent on the future performance of the common stock and the option holder’s continued employment through the vesting period. The amounts reflected in the table may not necessarily be realized.
      AGGREGATED OPTION EXERCISES IN 2005 AND YEAR-END 2005 OPTION VALUES — The following table provides information regarding each of the Named Officers’ option exercises in 2005 and unexercised options on December 31, 2005.
Aggregated Option Exercises in 2005 and
Year-End 2005 Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			Year-End 2005 (#)		Year-End 2005 ($)(1)
	Shares Acquired	Value
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph E. Cross	0	$0	443,334	41,666	$511,210	$34,165
Robert Haines	0	0	87,667	33,333	40,167	20,633
Daniel S. Bilicki	0	0	167,100	22,200	60,920	14,550
Richard Brotzman, Ph.D.	50,000	163,868	176,681	23,999	198,071	13,999
Jess Jankowski	0	0	100,622	23,333	66,457	12,673

(1)	The value per option is calculated by subtracting the exercise price per option from the closing price of the Common Stock on the NASDAQ National Market on December 31, 2005, which was $5.65.

      LONG-TERM INCENTIVE AWARDS IN 2005 — The following table provides information regarding each of the Named Officers’ performance share awards issued under the Company’s 2004 Equity Compensation Plan:
Long-Term Incentive Awards in 2005

			Estimated Future Payouts Under
			Non-Stock Price-Based Plans
	Number of Shares,	Performance or
	Units or Other	Other Period Until	Threshold	Target	Maximum
Name	Rights (#)	Maturity or Payout	($ or #)	($ or #)	($ or #)

Joseph E. Cross	2,500	January 30, 2009	2,500	2,500	2,500
Robert Haines	1,500	January 30, 2009	1,500	1,500	1,500
Daniel S. Bilicki	1,500	January 30, 2009	1,500	1,500	1,500
Richard Brotzman, Ph.D.	1,500	January 30, 2009	1,500	1,500	1,500
Jess Jankowski	1,500	January 30, 2009	1,500	1,500	1,500
      On September 27, 2005, the Company issued each of the Named Officers’ performance share awards under the Company’s 2004 Equity Compensation Plan. All of the performance shares vest and become nonforfeitable on January 30, 2009 only if an established performance goal is attained and the Named Officer remains employed through January 30, 2009. The performance goal requires that during any consecutive twelve month period between October 1, 2005 and January  30, 2009, the Company must achieve at least two reporting quarters of positive earnings before interest (both interest income and interest expense), taxes, depreciation and amortization. The two reporting quarters do not need to be consecutive, but must occur within a consecutive twelve month period contained within the performance period.
Employment
      The Company entered into an employment agreement with Joseph E. Cross dated November 9, 1999 which provides for an annual base salary of not less than $220,000. In addition, Mr. Cross received a lump sum payment of $50,000 on the first anniversary of the commencement of this agreement. The Company also granted to Mr. Cross options to purchase up to 100,000 shares of Common Stock at an exercise price of $2.9375 per share and options to purchase up to 50,000 shares of Common Stock at an exercise price of $2.1875, with options for one-fifth of such shares becoming exercisable on each of the first five anniversaries of the dates of grant. No term has been assigned to Mr. Cross’ employment agreement. If Mr. Cross is terminated other than for “cause” (as such term is defined in Mr. Cross’ employment agreement), Mr. Cross will receive severance benefits in an amount equal to Mr. Cross’ base salary for 52 weeks.
      Effective as of November 2, 2000, the Company also entered into an employment agreement with Robert Haines providing for an annual base salary of not less than $160,000. The Company also granted to Mr. Haines options to purchase up to 30,000 shares of Common Stock at an exercise price of $10.1875. No term has been assigned to Mr. Haines employment agreement. If Mr. Haines is terminated other than for “cause” (as such term is defined in Mr. Haines’s employment agreement), Mr. Haines will receive severance benefits in an amount equal to Mr. Haines’s base salary for 52 weeks.
      Effective as of February 17, 2000, the Company also entered into an employment agreement with Daniel Bilicki providing for an annual base salary of not less than $165,000. In addition, Mr. Bilicki was granted options to purchase up to 50,000 shares of Common Stock at an exercise price of $2.375. No term has been assigned to Mr. Bilicki’s employment agreement. If Mr. Bilicki is terminated other than for “cause” (as such term is defined in Mr. Bilicki’s employment agreement), Mr. Bilicki will receive severance benefits in an amount equal to Mr. Bilicki’s base salary for 52 weeks.
      Effective as of September 26, 2001, the Company also entered into an employment agreement with Dr. Richard Brotzman providing for an annual base salary of not less than $146,250. No term has been assigned to Dr. Brotzman’s employment agreement. If Dr. Brotzman is terminated other than for “cause” (as such term is defined in Dr. Brotzman’s employment agreement), Dr. Brotzman will receive severance benefits in an amount equal to Dr. Brotzman’s base salary for 26 weeks.

      Effective as of February 17, 2000 the Company also entered into an employment agreement with Mr. Jess Jankowski providing for an annual base salary of not less than $95,000. No term has been assigned to Mr. Jankowski’s employment agreement. If Mr. Jankowski is terminated other than for “cause” (as such term is defined in Mr. Jankowski’s employment agreement), Mr. Jankowski will receive severance benefits in an amount equal to Mr. Jankowski’s base salary for 26 weeks.
REPORT OF THE COMPENSATION AND GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
      The current Compensation and Governance Committee members are Jerry K. Pearlman (Chairman), James A. Henderson and Donald S. Perkins. The Compensation and Governance Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive and key employee compensation, reviewing the Company’s executive compensation and general corporate governance policies and reporting to the Board of Directors regarding the foregoing. The Compensation and Governance Committee also has responsibility for administering the 2004 Equity Compensation Plan, determining the number of options, if any, to be granted to the Company’s employees and consultants pursuant to the 2004 Equity Compensation Plan and reporting to the Board of Directors regarding the foregoing. The Compensation and Governance Committee held five formal meetings in 2005.
Base Salaries
      In determining the base salaries of the executive officers in 2005, the Compensation and Governance Committee considered the performance of each executive, the nature of the executive’s responsibilities, the salary levels of executives at comparable high technology companies, including other publicly-held advanced materials and advanced technologies companies and the Company’s general compensation practices.
Cash Bonuses
      Discretionary cash bonuses for executive officers are directly tied to achievement of specified goals of the Company and are a function of the criteria which the Compensation and Governance Committee believes appropriately take into account the specific areas of responsibility of the particular officer.
Equity Compensation
      Periodically, the Compensation and Governance Committee may grant equity compensation, in the form of stock options, restricted share rights, and performance share rights, to executive officers in order to provide a long-term incentive which is directly tied to the performance of the Company’s stock. These grants provide an incentive to maximize stockholder value by providing the Company’s employees an equity interest which further aligns their interests with those of the stockholders. The exercise price of these grants is the fair market of the underlying Common Stock on the date of grant. In general, the options vest in equal annual installments over a three-year period beginning one year after the date of grant, in certain instances the Board of Directors (or the Compensation and Governance Committee) can adjust the vesting period for performance-based options. Restricted share rights typically “cliff vest,” all at one time, at a date several years subsequent to their grant date. Performance restricted share rights vest upon the achievement of milestones as defined by the Compensation and Governance Committee. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. In making such grants to executives in 2005, the Compensation and Governance Committee considered a number of factors, including the performance of such persons, the Company’s performance, achievement of specific delineated goals, the responsibilities and the relative position of such persons within the Company, the compensation of executives in comparable high technology companies and the number of stock options each such person currently possesses.
Chief Executive Officer Compensation
      Joseph Cross has served as the Company’s President since November 1998 and its Chief Executive Officer since December 1998. Under his employment agreement with the Company dated November 9, 1999,

Mr. Cross was paid a base salary of $320,000 in 2005 and received options to purchase 15,000 shares of common stock which vest over a three-year period and 2,500 shares of restricted and performance share rights respectively. The restricted share rights vest in lump sum or “cliff vest” on September 27, 2008, provided that the grantee has not terminated service prior to the vesting date. The performance share rights also vest in lump sum or “cliff vest” upon achievement of certain performance goals or milestones on or before January 30, 2009, provided that the grantee has not terminated service prior to the vesting date. In determining the level of salary payments and option grants to Mr. Cross, the Compensation and Governance Committee considered qualitative factors such as Mr. Cross’s strong leadership role in coordinating the Company’s development of partnering relationships with key customers, the Company’s transition to a producer and supplier of commercial quantities of nanomaterials, the expansion of the Company’s intellectual property assets, and the development of new strategic initiatives.
Compliance with Section 162(m)
      The Compensation and Governance Committee currently intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, (1) such compensation is performance-based, established by a committee of outside directors and objective, and (2) the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. The Compensation and Governance Committee believes that the requirements of Section 162(m) are uncertain at this time and may arbitrarily impact the Company. In the future, the Compensation and Governance Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

Submitted by the Compensation and Governance
Committee of the Board of Directors:

Jerry K. Pearlman (Chairman)
James A. Henderson
Donald S. Perkins
Compensation and Governance Committee Interlocks and Insider Participation
      Pursuant to a consulting agreement effective as of October 29, 1998, and prior to his appointment as Chairman of the Board of Directors, Donald S. Perkins, who is Chairman of the Compensation and Governance Committee, was engaged by the Company to provide additional services in connection with the Company’s organizational restructuring and refocusing. In consideration for such services, Mr. Perkins was granted options to purchase 25,000 shares of Common Stock at an exercise price of $3.50 per share, of which 20,000 options remain vested but unexercised.

REPORT OF THE AUDIT AND FINANCE COMMITTEE
OF THE BOARD OF DIRECTORS
      All members of the Audit and Finance Committee are independent, as that term is defined in the applicable National Association of Securities Dealers’ listing standards. Each member of the Audit and Finance Committee is also financially literate, as that qualification is interpreted by the Company’s Board of Directors in its business judgment. The Audit and Finance Committee currently consists of James A. McClung (Chairman), Jerry K. Pearlman and Donald S. Perkins.
Policies and Mission
      The Audit and Finance Committee is responsible for retaining the Company’s independent certified public accountants, engages in a discussion with the independent accountants regarding the objectivity and independence of the accountants, reviews the adequacy of the Audit and Finance Committee Charter, reviews certain of the Company’s Securities and Exchange Commission filings, reviews significant financial reporting issues with the Company’s chief financial officer, reviews risk management and internal audit procedures with the Company’s chief financial officer, and engages in any necessary private sessions with the Company’s chief financial officer and independent accountants.
Audit and Finance Committee Statement
      The Audit and Finance Committee has reviewed and discussed the audited financial statements with Company management; discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as modified or supplemented; received a written disclosure letter from the Company’s independent certified public accountants as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified and supplemented, and has discussed with the independent certified public accountants the independent accountant’s independence; and based on the preceding review and discussions contained in this paragraph, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2005 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit and Finance
Committee of the Board of Directors:

James A. McClung (Chairman)
Jerry K. Pearlman
Donald S. Perkins

PERFORMANCE GRAPH
      The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Market Composite Index and an index of peer companies selected by the Company during the period commencing on January 1, 2001 and ending on December 31, 2005. The comparison assumes $100 was invested on January 1, 2001 in the Common Stock, the NASDAQ Market Composite Index and the peer companies selected by the Company and assumes the reinvestment of all dividends, if any.
COMPARISON OF CUMULATIVE TOTAL RETURNS

Measurement Date	1/1/01	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Nanophase Technologies Corporation	$100.00	53.55	25.64	73.55	80.64	51.36

Nasdaq	$100.00	78.95	54.06	81.09	88.06	89.27

Peer Group	$100.00	99.18	62.90	170.85	179.73	227.93

      The companies in the peer group, both of which are advanced materials or advanced technologies companies, are: Landec Corporation and WSI Industries, Inc. The Company has changed its peer group by dropping Delta & Pine Land Company. The Company believes that WSI Industries, Inc. is more compatible with respect to its business, stage of development and market capitalization than Delta & Pine Land Company.
      The above graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
      The following table sets forth, as of May 15, 2006 certain information with respect to the beneficial ownership of the common stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (2) each Company director, (3) each of the Named Officers and (4) all Company executive officers and directors as a group.

	Number of Shares		Percent of Shares
Name	Beneficially Owned(1)		Beneficially Owned

Bradford T. Whitmore	3,558,007	(2)	19.76%
Spurgeon Corporation	3,285,195	(3)	18.25%
Grace Brothers, Ltd.	2,985,195	(4)	16.58%
Grace Investments, Ltd.	300,000	(5)	1.67%
Altana Chemie, AG	1,256,281	(6)	6.98%
Joseph E. Cross	466,500	(7)	2.53%
James A. Henderson	22,410	(8)	*
Richard W. Siegel, Ph.D.	275,132	(9)	1.52%
James McClung	41,771	(10)	*
Jerry Pearlman	39,948	(11)	*
Donald S. Perkins	78,812	(12)	*
R. Janet Whitmore	162,557	(13)	*
Daniel S. Bilicki	182,100	(14)	1.00%
Jess Jankowski	110,922	(15)	*
Richard W. Brotzman, Ph.D.	186,347	(16)	1.02%
Robert Haines	106,667	(17)	*
All executive officers and directors as a group (11 persons)	1,673,166	(18)	8.73%
      Unless otherwise indicated below, the persons address is the same as the address for the Company.

*	Denotes beneficial ownership of less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”). Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes 2,985,195 shares of common stock held by Grace Brothers, Ltd., 300,000 shares of common stock held by Grace Investments, Ltd. and 272,812 shares held by Bradford T. Whitmore. Mr. Whitmore is a general partner of Grace Brothers, Ltd. and is the sole owner of an entity which is a general partner of Grace Investments, Ltd. In such capacities, Mr. Whitmore shares voting and investment power with respect to the shares of common stock held by the Grace entities. This information is based on information reported on Schedule 13D/ A filed on September 3, 2004 with the Commission by Mr. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(3)	Includes 2,985,195 shares of common stock held by Grace Brothers, Ltd. and 300,000 shares of common stock held by Grace Investments, Ltd. Spurgeon Corporation is a general partner of both Grace entities and shares voting and investment power with respect to the shares of common stock held by such Grace entities. This information is based on information reported on Schedule 13D/ A filed on September 3, 2004 with the Commission by Spurgeon Corporation. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(4)	This information is based on information reported on Schedule 13D/ A filed on September 3, 2004 with the Commission by Spurgeon Corporation and Bradford T. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(5)	This information is based on information reported on Schedule 13D/ A filed on September 3, 2004 with the Commission by Spurgeon Corporation and Bradford T. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(6)	Consist of unregistered common stock, and therefore not freely saleable, until registered for resale or otherwise saleable pursuant to Rule 144.

(7)	Includes 460,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2006.

(8)	Includes 14,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2006.

(9)	Includes 42,760 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2006.

(10)	Includes 18,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2006.

(11)	Includes 18,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2006.

(12)	Includes 36,668 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2006.

(13)	Includes 6,666 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2006.

(14)	Includes 174,100 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2006.

(15)	Includes 106,622 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2006.

(16)	Consists of 183,347 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2006.

(17)	Consists of 103,667 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2006.

(18)	Includes 1,673,166 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of May 15, 2006.
Equity Compensation Plan Information
      The following table gives information about our common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing compensation plans as of December 31, 2005, including the 1992 Amended and Restated Stock Option Plan and the 2001 and 2004 Equity Compensation Plan and the 2005 Non-Employee Director Restricted Stock Plan.

(c) Number of Securities
	(a) Number of			Remaining Available for		(d) Total of
	Securities to be Issued		(b) Weighted Average	Future Issuance Under		Securities
	Upon Exercise of		Exercise Price of	Equity Compensation Plans		Reflected in
	Outstanding Options,		Outstanding Options,	(Excluding Securities		Columns
Plan Category	Warrants and Rights		Warrants, and Rights	Reflected in Column (a))		(a) and (c)

Plans Approved by Shareholders	1,740,347	(1)	$5.92	709,501	(2)	2,449,848
Plans Not Approved by Shareholders	None		$—	None		—

(1)	Consists of the 1992 Amended and Restated Stock Option Plan, the 2001 and 2004 Equity Compensation Plan, and shares of authorized but unissued Preferred Stock

(2)	Consists of shares available for future issuance under the 2004 Equity Compensation Plan and the 2005 Non-Employee Director Restricted Stock Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      In addition to items listed elsewhere in this Proxy Statement, on September 5, 2003, in anticipation of the September 8, 2003 private placement to Grace Brothers Ltd., the Company amended its existing Stockholder Rights Agreement to revise the beneficial ownership threshold at which a person or group of persons becomes an “acquiring person” and triggers certain provisions under the Stockholder Rights Agreement. As revised, a person or group would become an “acquiring person” if that person or group becomes the beneficial owner of 35% or more of the outstanding shares of the Company’s stock. Prior to such amendment, the beneficial ownership threshold was 25%. On September 8, 2003, the Company issued 453,001 shares of its common stock to Grace Brothers Ltd. at a purchase price of $4.415 per share together with a warrant to purchase a like number of shares of common stock during the next twelve months also at a price of $4.415 per share. The share price for the common stock was determined based on the fifteen-day market closing average for the Company’s stock ending September 5, 2003. On September 2, 2004 the warrants were exercised to acquire 453,001 newly issued shares of common stock. Grace Brothers, Ltd. beneficially owns approximately 19.9% of the Company’s outstanding common stock. Ms. R. Janet Whitmore is a sister of Bradford Whitmore who serves as the general partner of Grace Brothers, Ltd.
      On March 23, 2004, the Company entered into a joint development agreement with Altana Chemie, AG (“Altana”) in order to explore new product applications in fields that are mutually beneficial to both companies. Pursuant to the agreement, the Company and Altana have granted each other, subject to limited exceptions, exclusive rights for the development and purchase of nanomaterials for use in paints, coatings, inks, polymers and plastics, varnishes, and similar applications. In connection with this agreement the Company sold, in a private placement to Altana, 1,256,281 shares of common stock at $7.96 per share and received gross proceeds of $10 million. Altana beneficially owns approximately 7% of the Company’s outstanding common stock.
      On October 27, 2005, the Company received a fully-signed Promissory Note executed by BYK-Chemie USA (“BYK”), a customer of the Company, in favor of the Company in an original principal amount of $1,597,420. The proceeds of the Promissory Note are to be used to buy, install and commission certain equipment which is then to be used for fulfillment of orders by BYK and other uses. The outstanding principal balance of the Promissory Note is payable in three equal installments on January 30, 2009, April 30, 2009 and December 31, 2009. Interest accrues and is payable on a quarterly basis one year after the equipment referenced above is installed at the rate of 100 basis points over the average daily London Inter-Bank Offered Rate for the preceding quarter.
PROPOSAL 2
AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
      The Board of Directors has approved and recommends that the shareholders adopt an amendment to the Company’s Certificate of Incorporation to increase the total authorized shares of common stock of the Company from 25,000,000 to 30,000,000. The Company is currently authorized to issue 24,088 shares of preferred stock and the proposed amendment will not affect this authorization. The form of the proposed amendment is included as Exhibit A of this Proxy Statement.
      If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.
      Purpose of the Proposed Amendment — Presently, the Board of Directors has no immediate or specific plans to issue the additional authorized shares of common stock. The Board desires, instead, to have the shares available to provide the Company with flexibility in responding to potential business opportunities in the future. The additional shares may be used for various purposes at the direction of the Board of Directors, when such issuance is deemed to be in the best interests of the Company. These purposes may include: establishing strategic relationships with other companies, expanding business or product lines through the acquisition of other businesses or products, and other corporate purposes.

      The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of common stock. Adoption of the proposed amendment and issuance of the common stock would not directly affect the rights of the holders of currently outstanding common stock, but effects incidental to the increase are possible. The issuance may decrease the proportionate holdings of existing stockholders and could have the effect of diluting voting power per share.
      Required Vote — To be approved, Proposal 2 must receive “For” votes from a majority of the shares outstanding on the record date. As a result, abstentions and broker non-votes will have the same effect as a vote “Against” such proposal.
PROPOSAL 3
AMENDMENT TO THE 2004
EQUITY COMPENSATION PLAN
      The Compensation and Governance Committee has approved and recommends that the shareholders adopt an amendment to the Company’s 2004 Equity Compensation Plan (the “Plan”). The proposed amendment to the Plan would (a) increase the number of shares available for grants under the Plan to 1,200,000, (b) increase the yearly cap on grants available under the Plan from 200,000 to 300,000 shares (subject to existing exceptions contained in the Plan), and (c) decrease the cap on grants to any individual in any year from 15% of any class to 10% of any class. The amendment would not change any other aspects of the Plan.
      To effect the amendment to the Plan, the first clause of the second sentence of Section 1.3(a)(i) would be amended to read as follows: “Subject to adjustments provided in Section 1.3(b) below, the aggregate number of Shares available for Grants under the Plan shall be 1,200,000 Shares.” Section 1.3(a)(ii)(A) of the Plan will also be amended to read: “Subject to adjustments as provided in Section 1.3(b) below, the maximum aggregate number of Shares that shall be subject to Grants made under this Plan during any calendar year shall be 300,000.” Finally, the first sentence of Section 1.3(a)(ii)(B) of the Plan would be amended to read: “No Grantee shall receive more than ten (10) percent of the aggregate number of any class of Grants made during any calendar year.”
      Purpose of the Amendment — The Company’s Board believes that the proposed amendment will strengthen the Company’s continued capacity to attract and retain the services of key employees who will contribute to the Company’s long-term growth and financial success. The Board recognizes that there is significant competition among high-technology businesses for talented employees and that these employees play an important role in maintaining the Company’s technology leadership position in nanomaterials and advanced nanoengineered products. The Board believes that the equity compensation available under the Plan, and the enhanced flexibility provided by the amendment, is vital to our ability to secure and build the Company’s talented human resources and thereby remain competitive and a technology leader in our industry.
      Vote Required — The NASD Marketplace Rules require shareholder approval when an equity compensation plan is materially amended. As a Result, Proposal 3 must receive “For” votes from a majority of the shares represented in person or by proxy to become effective. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will not be considered present and entitled to vote, and will not have any effect for purposes of determining whether Proposal 3 has been approved.
MISCELLANEOUS AND OTHER MATTERS
      Solicitation — The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.
      Proposals of Stockholders — Proposals of stockholders (1) intended to be considered at the Company’s 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) and (2) to be considered for inclusion in the Company’s proxy statement and proxy for the 2006 Annual Meeting, must be received by the Secretary of the Company on or before January 3, 2007. If a stockholder submits a proposal to be considered at the 2007 Annual Meeting other than in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and does not provide notice of such proposal to the Company by March  19, 2007, the holders of any proxy solicited by the Company’s Board of Directors for use at such meeting will have discretionary authority to vote with respect to any proposal as to which timely notice is not given.
      Independent Certified Public Accountants — The Board of Directors, upon the recommendation of the Audit and Finance Committee, has appointed McGladrey and Pullen, LLP, independent certified public accountants, as auditors of the Company’s financial statements for the year ended December 31, 2006. McGladrey and Pullen, LLP has been engaged as auditors for the Company beginning in November 2001. The following fees were incurred by Nanophase Technologies Corporation for the services of McGladrey & Pullen, LLP in relation to the 2005 fiscal year.
      Audit Fees. The aggregate amount billed by our principal accountant, McGladrey & Pullen, LLP, for audit services performed during the fiscal years ended December 31, 2005 and 2004 was $238,000 and $339,140, respectively. Audit services include the auditing of financial statements, quarterly reviews, statutory audits and the preparation of consents and review of registration statements.
      Audit Related Fees. McGladrey & Pullen, LLP did not perform audit related services during the fiscal years ended December 31, 2005 and 2004. Audit related services would include employee benefit plan audits, due diligence assistance, internal control review assistance and audit or attestation services not required by statute or regulation.
      Tax Fees. Total fees billed by RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) for tax related services for the fiscal years ended December 31, 2005 and 2004 were $7,575 and $6,500, respectively. These services include tax related research and general tax services in connection with transactions and legislation.
      All Other Fees. Other than those fees described above, there were no other fees billed for services performed by McGladrey & Pullen, LLP during the fiscal years ended December 31, 2005 and 2004.
      All of the fees described above were approved by Nanophase’s Audit and Finance Committee.
      Audit and Finance Committee Pre-Approval Policies and Procedures. Nanophase’s Audit and Finance Committee pre-approves the audit and non-audit services performed by McGladrey & Pullen, LLP, our principal accountants, and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) in order to assure that the provision of such services does not impair McGladrey & Pullen, LLP’s independence. Unless a type of service to be provided by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) has received general pre-approval, it will require specific pre-approval by the Audit and Finance Committee. In addition, any proposed services exceeding pre-approval cost levels will require specific pre-approval by the Audit and Finance Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit and Finance Committee specifically provides for a different period. The Audit and Finance Committee will periodically revise the list of pre-approved services, based on subsequent determinations, and has delegated pre-approval authority to the Chairman and Vice Chairman of the Audit and Finance Committee. In the event the Chairman or Vice Chairman exercises such delegated authority, they shall report such pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting. The Audit and Finance Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

      Other Business — The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement and the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxies will vote such proxies as the Board of Directors directs.
      Section 16(a) Beneficial Ownership Reporting Compliance — Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 2005 all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.
      Additional Information — The Company will furnish without charge a copy of its Annual Report on Form 10-K for its year ended December 31, 2005, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date, and will provide copies of the exhibits to such Form 10-K upon payment of a reasonable fee which shall not exceed the Company’s reasonable expenses in connection therewith. Requests for such materials should be directed to Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, Attention: Nancy Baldwin, Manager of Investor Relations.

By order of the Board of Directors

Jess Jankowski
Secretary
Romeoville, Illinois
June 23, 2006
ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

EXHIBIT A
FIRST AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
NANOPHASE TECHNOLOGIES CORPORATION
      Pursuant to the Certificate of Incorporation of Nanophase Technologies Corporation and Delaware General Corporation Law, the undersigned corporation hereby adopts the following Amendment to its Certificate of Incorporation:
      FIRST: The name of the Corporation is Nanophase Technologies Corporation
      SECOND: Article IV, Section A of the Certificate of Incorporation of the Corporation is hereby amended as follows:

ARTICLE IV
      A. The Corporation shall have authority to issue the following classes of stock in the number of shares and at the par value as indicated opposite the name of the class:

	Number of Shares	Par Value
Class	Authorized	per Share

Common Stock (“the Common Stock”)	30,000,000	$.01
Preferred Stock (the “Preferred Stock”)	24,088	$.01

      The designations and the powers, preferences and relative participating, option or other rights of the Common and Preferred stockholders, and the qualifications, limitations or restrictions thereof remain unchanged.
      THIRD: Pursuant to Section 242 of the Delaware General Corporation Law, a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class has duly approved, the amendment to the Certificate of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment.
      FOURTH: That said amendment was duly adopted, in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.
      FIFTH: This amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.
      IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, for purposes of amending its Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument this                                     day of                     , 2006.

Nanophase Technologies Corporation

By:

Joseph E. Cross,

Chief Executive Officer

NANOPHASE TECHNOLOGIES CORPORATION

PROXY	PROXY
NANOPHASE TECHNOLOGIES CORPORATION
1319 MARQUETTE DRIVE
ROMEOVILLE, ILLINOIS 60446
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 24, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder(s) hereby appoints Joseph E. Cross and Jess Jankowski and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, 60446, on Monday, July 24, 2006 at 9:30 a.m., local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.
THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(continued, and to be signed and dated, on reverse side)

á       FOLD AND DETACH HERE       á
NANOPHASE TECHNOLOGIES CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.	☑

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 .
1.	ELECTION OF CLASS III DIRECTORS.

For nominees listed below	☐

Withhold authority to vote	☐

(except as marked to the contrary below)	☐

for nominees listed below	☐
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR THE INDIVIDUAL
NOMINEES, STRIKE A LINE THROUGH THE NOMINEE’S NAME BELOW)
Jerry K. Pearlman
Donald S. Perkins
2.	PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 30,000,000
FOR              ☐
AGAINST    ☐
ABSTAIN    ☐
3.	PROPOSAL TO AMEND THE COMPANY’S 2004 EQUITY COMPENSATION PLAN
FOR              ☐
AGAINST    ☐
ABSTAIN    ☐
4.	EACH OF THE PERSONS NAMED AS PROXIES HEREIN ARE AUTHORIZED, IN SUCH PERSON’S DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS THEREOF.
Date: _______________________, 2006

Signature

                Signature (if held jointly)
Please date this Proxy and sign it exactly as your name(s) appears hereon.
When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation.
If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.
PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

á       FOLD AND DETACH HERE       á